Exhibit 99.1

Mirati Therapeutics Announces Proposed Public Offering of Common Stock

SAN DIEGO, January 28, 2015 — Mirati Therapeutics, Inc. (NASDAQ: MRTX) today announced that it intends to offer and sell, subject to market and other conditions, shares of its common stock in an underwritten public offering. Mirati expects to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of common stock offered in the public offering.  All of the shares are being offered by Mirati. There can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Citigroup, Jefferies and Leerink Partners are acting as joint book-running managers in the offering.

The shares of common stock described above are being offered by Mirati pursuant to a shelf registration statement filed by Mirati with the Securities and Exchange Commission (“SEC”) that was declared effective on September 24, 2014. A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering, when available, may be obtained from Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (800) 831-9146, or by email at prospectus@citi.com; or from Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd floor, New York, NY 10022, or by telephone at (877) 547-6340, or by email at Prospectus_Department@Jefferies.com; or from Leerink Partners LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, or by telephone at (800) 808‐7525, or by email at syndicate@leerink.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Mirati Therapeutics

Mirati Therapeutics is a targeted oncology company developing a pipeline of oncology therapeutics for precisely defined patient populations. Mirati is currently advancing three drug candidates through clinical development for multiple oncology indications.

Forward-Looking Statements

Certain statements contained in this news release, other than statements of fact that are independently verifiable at the date hereof, may constitute forward-looking information and forward-looking statements (collectively “forward-looking statements” within the meaning of applicable securities laws). Such statements, based as they are on the current expectations of management of Mirati and upon what management believes to be reasonable assumptions based on information currently available to it, inherently involve numerous risks and uncertainties, known and unknown, many of which are beyond Mirati’s control. Such statements can usually be identified by the use of words such as “may”, “would”, “believe”, “intend”, “plan”, “anticipate”, “estimate” and other similar terminology, or state that certain actions, events or results “may” or “would” be taken, occur or be achieved. Forward-looking statements in this release include, but are not limited to, statements related to Mirati’s proposed public offering of common stock.

Whether actual results and developments will conform with our expectations and predictions is subject to a number of risks, assumptions and uncertainties, many of which are beyond our control, and the effects of which can be difficult to predict. These risks include those associated with market risks and uncertainties and the satisfaction of customary closing conditions for an offering of securities, as well as those inherent in drug development, whether Mirati will be able to obtain financing when needed or on favorable terms, and other risks described in Mirati’s filings with the SEC. In evaluating any forward-looking statements in this release, Mirati cautions readers not to place undue reliance on any forward-looking statements. Unless otherwise required by applicable securities laws, Mirati does not intend, nor does it undertake any obligation, to update or revise any forward-looking statements contained in this news release to reflect subsequent information, events, results or circumstances or otherwise.

Company Contact:

Mirati Therapeutics Inc.

Mark J. Gergen

Executive Vice President & COO

858-332-3410

Investor Relations and Media Relations:
Jason Spark

Canale Communications

619-849-6005

jason@canalecomm.com